UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston, Texas		W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Address of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement.
On July 17, 2024, LyondellBasell Industries N.V. (the “Company”) and LYB Americas Finance Company LLC (the “Co-Borrower”), a wholly owned subsidiary of the Company, as Borrowers, various institutions as Lenders and L/C Issuers, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent, entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for a $3.75 billion senior unsecured revolving credit facility that matures on July 17, 2029 and allows for euro and dollar denominated loans to be made to the Company and the Co-Borrower, as well as a sublimit for letters of credit and a sublimit for swing line loans.
The Amended and Restated Credit Agreement is maintained for general corporate purposes. The Amended and Restated Credit Agreement amends and restates the previously reported $3.25 billion five-year credit agreement dated as of November 23, 2021 (as amended from time to time, the “Prior Agreement”). Amounts borrowed under the Amended and Restated Credit Agreement are required to be repaid no later than July 17, 2029 unless such date is extended pursuant to the terms of the Amended and Restated Credit Agreement.
The Amended and Restated Credit Agreement contains customary representations and warranties of each of the Company and the Co-Borrower. The Amended and Restated Credit Agreement requires the Company to maintain a maximum consolidated leverage ratio and contains certain restrictive covenants regarding additional indebtedness, including secured and subsidiary indebtedness, and mergers and sales of assets.
The Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal when due, nonpayment of interest or other amounts after a customary grace period, violation of covenants (subject, in the case of certain of such covenants, to a thirty day grace period), incorrectness of representations and warranties in any material respect, cross acceleration to terms of material indebtedness and cross payment default, bankruptcy or other insolvency events of the Company or its significant subsidiaries (including the Co-Borrower) (with a customary grace period for involuntary events), material monetary judgments, ERISA events, actual or asserted invalidity of loan documents and changes of control.
A copy of the Amended and Restated Credit Agreement is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Amended and Restated Credit Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement, dated July 17, 2024, among LyondellBasell Industries N.V. and LYB Americas Finance Company LLC, as Borrowers, the various institutions from time to time party thereto as Lenders and L/C Issuers, Citibank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	July 18, 2024
		By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
and General Counsel